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                                                                     EXHIBIT 3.4


                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/25/1996
                                                              960085222 - 629508


                           CERTIFICATE OF AMENDMENT
                                    TO THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                      EDUCATIONAL DEVELOPMENT CORPORATION

TO THE SECRETARY OF STATE OF THE STATE OF DELAWARE:

     The undersigned Delaware corporation, for the purpose of amending its Restated Certificate of Incorporation as filed on April 29, 1968, and lastly amended on December 8, 1986, as provided by Section 242 of the General Corporation Law of the State of Delaware, hereby certifies:

     1.   That the name of the Corporation is:

                      EDUCATIONAL DEVELOPMENT CORPORATION

     2. The date of filing of its original Certificate of Incorporation with the Secretary of State was August 23, 1965, which was restated and amended on April 29, 1968, and subsequently amended June 24, 1968, August 29, 1977 and December 8, 1986.

     3. That Article Fourth is hereby amended to read in its entirety as follows:

               "FOURTH: The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is 6,000,000 shares, each of the shares having a par value of $0.20, all of which shares shall be Common Stock."

     4. All other provisions of the Restated Certificate of Incorporation not amended hereby shall remain unchanged and in full force and effect.

     This Amendment to the Restated Certificate of Incorporation was set forth in a resolution duly adopted by the Board of Directors which declares the adoption of the Amendment to be advisable and which ordered that the Amendment be considered by the stockholders of the Corporation entitled to vote thereon by written consent to action in lieu of a special meeting.

     Such Amendment was duly adopted in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware by the consent of the holders of a majority of the issued and outstanding shares of capital stock of the Corporation.
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     IN WITNESS WHEREOF, said EDUCATIONAL DEVELOPMENT CORPORATION has caused its corporate seal to be affixed hereto and the Amendment to be signed by its President and Secretary this 22nd day of March, 1996.


                                             EDUCATIONAL DEVELOPMENT CORPORATION

ATTEST:

By: /s/ W. Curtis Fossett                    By: /s/ Randall W. White
   ------------------------------               ------------------------------
    W. Curtis Fossett, Secretary                 Randall W. White, President


   [CORPORATE SEAL]


STATE OF OKLAHOMA   )
                    ) SS.
COUNTY OF TULSA     )

     BEFORE ME, a Notary Public in and for said State, on this 22nd day of March, 1996, the undersigned officer personally appeared Randall W. White and
W. Curtis Fossett, known personally to me to be the President and the Secretary, respectively, of the above named corporation, and that they, as such officers, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signed the name of the corporation by themselves as such officers.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                                 /s/ Cheryl B. Creekmore
                                                ------------------------------
                                                 Notary Public

My Commission expires:

          2-16-99
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[SEAL]

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